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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-1 of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated March 13, 1998, on our audits of the financial statements of HomeCom Communications, Inc., appearing in Registration Statement No. 333-42599 of HOmeCom Communications, Inc. We also consent to the reference to our firm under the caption "Experts" appearing therein.



                                             COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
May 14, 1998